SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 20, 1998

                       ORANGE AND ROCKLAND UTILITIES, INC.
             (Exact name of Registrant as specified in its charter)

    Incorporated in New York  1-4315           13-1727729
    (State or Other           (Commission      (IRS Employer
    Jurisdiction of           File Number)     Identification
    Incorporation)                             Number)

                One Blue Hill Plaza, Pearl River, New York  10965
               (Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:  (914)352-6000




Items 1.-4.                   Not Applicable.


Item 5.   Other Events

          On August 20, 1998, the shareholders of Orange and Rockland Utilities, Inc. (the "Company") approved the Agreement and Plan of Merger ("Merger Agreement") among the Company, Consolidated Edison, Inc. and C Acquisition Corp. dated as of May 10, 1998, by a vote of approximately 74% of the outstanding shares of the Company's common stock entitled to vote, as described more fully in a press release issued by the Company on August 20, 1998 and filed herewith as
          Exhibit 99.14. This press release includes changes to the text of paragraph 2 of the Company's original press release issued on the same date and filed herewith as Exhibit 99.15. The revised language clarifies the vote required to approve the Merger Agreement and the vote received.


Item 6.   Not Applicable.


Item 7.   Financial Statements and Exhibits

                       Exhibit 99.14 -           Press Release of the Company
                                                 dated August 20, 1998.

                       Exhibit 99.15 -           Press Release of the Company
                                                 dated August 20, 1998.


Item 8.                Not Applicable.


Item 9.                Not Applicable.



                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ORANGE AND ROCKLAND UTILITIES, INC.

                              By:      /s/Robert J. McBennett
                                 Robert J. McBennett, Treasurer







Dated:  August 21, 1998
                                  EXHIBIT INDEX




                                                         Page

Exhibit 99.14

Press Release of the Company dated August 20, 1998.


Exhibit 99.15

Press Release of the Company dated August 20, 1998.